Exhibit 2.2

                                    AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     This Amendment (the "Amendment") to Agreement and Plan of Merger dated May 30, 2002, by and among CITIZENS BANCSHARES CORPORATION ("CBC"), CITIZENS TRUST BANK ("CTB"), CFS BANCSHARES, INC. ("CFSB"), and CITIZENS FEDERAL SAVINGS BANK ("Citizens Federal") (collectively, the "Parties") is made and entered into as of this 19th day of December 2002, by and among the Parties.

     WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of May 30, 2002 (the "Agreement"), whereby, among other things, CFS and Citizens Federal will merge with and into CTB, the wholly-owned subsidiary of CBC, upon the terms and conditions set forth in the Agreement;

     WHEREAS, the Parties agree that the delay in receiving the required regulatory approvals and the resulting delay in CFS holding its shareholders' meeting will impede the Parties' ability to complete the transaction by December 31, 2002;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

     1.  Amendment  to  Section  3.1(b).  Section  3.1(b) is hereby  amended  by
         -----------------------------
striking the section in its entirety and inserting in lieu thereof the following:

          "(b) Each share of CFSB Common Stock other than Dissenting Shares (defined at Section 3.4 below) shall be converted into the right to receive $64.62 in cash, subject to adjustment as set forth below (the "Merger Consideration"). If the Effective Time is subsequent to August 31, 2002, the per share Merger Consideration will be increased as follows: to $64.69 if the Effective Time is in September 2002, to $64.76 if the Effective Time is in October 2002, to $64.83 if the Effective Time is in November 2002, to $64.90 if the Effective Time is in December 2002, to $64.97 if the Effective Time is in January 2003, and to $65.04 if the Effective Time is in February 2003. Each CFSB Option Share shall be converted into the right to receive cash equal to the Merger Consideration minus the per share exercise price."

     2.  Amendment  to Section  10.1(e).  Section  10.1(e) is hereby  amended by
         ------------------------------
striking the section in its entirety and inserting in lieu thereof the following:

          "(e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before February 28, 2003, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or"

     3. No Other  Changes.  Except  as set  forth in this  Amendment,  the other
        -----------------
provisions of the Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any party heretofore or hereafter arising under or related to the Agreement.

     4.   Counterparts.   This   Amendment  may  be  executed  in  one  or  more
          ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

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


     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed on the date first above written.


ATTEST:                                          CITIZENS BANCSHARES CORPORATION


/s/ Willard C. Lewis                             By:/s/ James E. Young
--------------------------------------------        ----------------------------
Willard C. Lewis                                     James E. Young
Secretary                                            President/CEO

[CORPORATE SEAL]


ATTEST:                                          CITIZENS TRUST BANK


/s/ Willard C. Lewis                             By: /s/ James E. Young
--------------------------------------------        ----------------------------
Willard C. Lewis                                     James E. Young
Secretary                                            President/CEO

[CORPORATE SEAL]



ATTEST:                                          CFS BANCSHARES, INC.


/s/ W. Kent McGriff                              By: /s/ Bunny Stokes, Jr.
--------------------------------------------        ---------------------------
W. Kent McGriff                                      Bunny Stokes, Jr.
Secretary                                            Chairman/CEO

[CORPORATE SEAL]



ATTEST:                                          CITIZENS FEDERAL SAVINGS BANK


/s/ W. Kent McGriff                              By: /s/ Bunny Stokes, Jr.
--------------------------------------------        ----------------------------
W. Kent McGriff                                      Bunny Stokes, Jr.
Secretary                                            Chairman/CEO

[CORPORATE SEAL]


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